                                                                   EXHIBIT 23.01

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 1999 in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectuses of VERITAS Software Corporation for the registration of shares of its common stock in exchange for exchangeable shares of an indirect subsidiary of the Company and $12,460,000
5 1/4% Convertible Subordinated Notes Due 2004 and shares of common stock issuable upon conversion thereof.


                                          /s/ ERNST & YOUNG LLP

San Jose, California

June 28, 1999